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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Georgia Gulf Corporation's previously filed Registration Statements on Form S-3, File No. 333-57301 and Form S-8, File No. 333-59433, File No. 33-14696, File No. 33-42008, File No. 33-64749, File No. 333-52140 and File No. 333-65332.

Atlanta, Georgia
March 26, 2002

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  Exhibit 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS